 EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Direct Investment Holdings Group, Inc. (the “Company”), on Form 10-Q for the period ended September 30, 2023, as filed with Securities Exchange Commission on the date hereof (the “Report”), James Anderson, Director, President and Treasurer of the Company, and Glen Gomez, Vice President and Secretary of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 20, 2023	By:	/s/ JAMES ANDERSON
James Anderson President and Treasurer

Date: November 20, 2023	By:	/s/ GLEN GOMEZ
Glen Gomez Vice President and Secretary